N E W S B U L L E T I N	POINT.360 2777 N. ONTARIO STREET BURBANK, CA 91504 Nasdaq: PTSX
FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, September 11, 2008

POINT.360 ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS.

Point.360 (NASDAQ: PTSX), a leading provider of integrated media management services, today announced results for the three and twelve-month periods ended June 30, 2008.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer said: “Fiscal 2008 was a significant year for Point.360. In the first quarter of the year, we created a new entity by spinning off our rich media management assets and operations to our shareholders. The remaining advertising distribution business was sold to DG FastChannel, Inc., generating significant cash benefits for the Company, its employees and its shareholders.

“After the spin-off, we concentrated on optimizing our operations and improving margins. We purchased a small editorial house. In July 2008, we purchased one of our Burbank locations to reduce costs and to ensure we will be able to continue to operate at that location without escalating rents.”

Mr. Bagerdjian continued: “Recognizing that our stock price may not reflect the true value of the Company and its assets, after the end of the fiscal year we executed a stock purchase program and acquired 60,000 of our shares in the open market. Under our current Board authorization, we will consider additional purchases from time-to-time.”

The twelve month results reflect the sum of the periods July 1-August 13, 2007 and August 14, 2007 (the date of the spin-off) to June 30, 2008. Results for the prior year’s fourth quarter and twelve-month results have been carved out of old Point.360 for comparative purposes.

Revenues

Revenue for the quarter ended June 30, 2008 totaled $11.4 million compared to $10.5 million in the same quarter last year. Revenues for the twelve months ended June 30, 2008 were $45.2 million, up 6% from last year.

Gross Margin

In the fourth quarter of fiscal 2008, gross margin was $3.8 million (34% of sales), compared to $2.3 million (22% of sales) in the prior year’s fourth quarter. For the twelve months ended June 30, 2008, gross margin was $14.0 million (31% of sales) compared to $11.9 million (28% of sales) last year.

Selling, General and Administrative and Other Expenses

For the fourth quarter of fiscal 2008, SG&A expenses were $3.8 million, or 33% of sales, compared to $3.6 million, or 34% of sales in the fourth quarter of last year. For the twelve months ended June 30, 2008, SG&A expenses were $14.5 million (32% of sales) compared to $13.6 million (32% of sales) last year. The increase is due to the addition of Eden FX, costs associated with the divestiture of our advertising distribution business and the need for an additional audit for filing a transitional Form 10-K due to the change in our fiscal year.

In the first quarter of 2008, the Company recorded a restructuring charge of $0.5 million related to the August 13, 2007 decision to vacate one of its facilities and certain other reorganization costs. These charges are shown separately in the consolidated statement of income (loss).

Interest expense decreased $0.1 million and $0.0 million, respectively, in the fourth quarter and twelve months of fiscal 2008 compared to the same periods of last year due to lower debt levels.

Operating Income (Loss)

Operating income was $0.1 million in the fourth quarter of 2008 compared to a $1.3 million operating loss in last year’s fourth quarter. Operating loss was $1.1 million in the fiscal 2008, compared to a loss of $1.7 million last year.

Net Income (Loss)

For the fourth quarter of 2008, the Company reported break-even results compared to net loss of $1.2 million ($0.11 per share) in the same period last year. In the twelve-month period ended June 30, 2008, the Company reported a net loss of $0.9 million compared to a loss of $1.5 million in 2007.

Consolidated Statements of Income (Loss) (unaudited) *

The table below summarizes results for the three and twelve-month periods ended June 30, 2007 and 2008 (in thousands except per share amounts:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2007	2008	2007	2008

Revenues	$10,544	$11,364	$42,691	$45,150
Cost of services	(8,255)	(7,556)	(30,788)	(31,156)

Gross profit	2,289	3,808	11,903	13,994
Selling, general and administrative expense	(3,632)	(3,752)	(13,631)	(14,611)
Restructuring costs	-	-	-	(513)

Operating income (loss)	(1,343)	56	(1,728)	(1,130)
Interest expense	(178)	(100)	(504)	(553)
Interest income	33	27	31	348
Other income (expense)	-	-	-	100

Income (loss) before income taxes	(1,487)	(17)	(2,201)	(1,235)
(Provision for) benefit from income taxes	303	-	668	292

Net income (loss)	$(1,183)	$(17)	$(1,533)	$(943)

Earnings (loss) per share:
Basic:
Net income (loss)	$(0.11)	$0.00	$(0.15)	$(0.09)
Weighted average number of shares	10,553,410	10,553,410	10,553,410	10,553,410
Diluted:
Net income (loss)	$(0.11)	$0.00	$(0.15)	$(0.09)
Weighted average number of shares including the dilutive effect of stock options	10,553,410	10,553,410	10,553,410	10,553,410

* The consolidated statements of income (loss) do not represent the results of operations or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to the statement of income, operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors.

About Point.360

Point.360 is a leading rich media management services company providing film, video and audio post-production, archival, duplication, virtual effects and distribution services to motion pictures studios, television networks, independent production companies and multinational companies. Point.360 provides the services necessary to edit, master, reformat and archive clients’ audio and video content, including television programming, feature films and movie trailers.

Point.360’s interconnected facilities provide service coverage to all major U.S. media centers. Clients include major motion pictures studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company’s management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; (v) statements regarding new business and new acquisitions; (vi) statements of Point.360’s management relating to the Spin-off and merger of its post-production and spot advertising distribution business, respectively; (vii) statements concerning expected operating efficiencies that may be achieved after the spin-off transaction and (viii) the potential creation of additional shareholder value after completing the transactions described in the preceding phrases. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievement of Point.360 to be materially different from those expected or anticipated in the forward-looking statements. Please also refer to the risk factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q, its Form S-1 registration statement filed on July 26, 2007 and Form 10-K/T filed on November 12, 2007. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward- looking statements. In addition to the factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q, its registration statement on Form S-1 and Form 10-K/T, the following factors, among others, could cause actual results to differ materially from those expressed herein; (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.